UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

Newport Gold, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0001289223	000-00000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 - 1495 Ridgeview Drive, Reno, Nevada 89509		89509
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		905-542-4990

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company’s expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT.

The Issuer concluded, based on the recommendation of its independent auditors, Smythe Ratcliffe & Company, to restate previously-issued financial statements included in the Issuer's Quarterly Report on Form 10-QSB for period ended September 30, 2007.

The financial statements for the period ended September 30, 2007 will be restated to correct the effects of an error made in the September 30, 2007 third quarter financial statements. The error relates to the absence of disclosure of the issuance of 3,011,500 common shares shares  in August 2007 in the September 30, 2007 quarterly financial statements.  The Company will be amending its Form 10-QSB for the period ended September 30, 2007 filed with the Securities and Exchange Commission to include restated financial statements correcting this error.

The financial statements for the period ended September 30, 2007 should no longer be relied upon. The Company will restate its financial statements filed on Form 10-QSB for the period ended September 30, 2007 and the Company plans to file an amended Form 10-QSB for the period ended September 30, 2007.

The executive officers of the Issuer has discussed with the Issuer's independent auditors the matters disclosed in this Item 4.02 of the Form 8-K.

ITEM 8.01 OTHER EVENTS.

Press release.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Item 1.01 of this Report, the following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No. __________	Description ______________
99.1	Press Release dated April 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE REGISTRANT

By:

/s/ Derek Bartlett
_________________________________
Derek Bartlett, President

Dated: April 30, 2008